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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 16, 2002, except as to Note 11, as to which the date is September 18, 2002 and except as to Notes 3, 5c, 6 and 10, as to which the date is February 11, 2003, relating to the financial statements and financial statement schedule, which appears in Handspring, Inc.'s Annual Report on Form 10-K/A for the year ended June 29, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
June 12, 2003